UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 24, 2016

MOSYS, INC.

(Exact name of registrant as specified in its charter)

000-32929

(Commission File Number)

Delaware	77-0291941
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation)

3301 Olcott Street

Santa Clara, California 95054

(Address of principal executive offices, with zip code)

(408) 418-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

(a)           At the annual meeting of stockholders of MoSys, Inc. (the “Company”) held on June 24, 2016, the Company’s stockholders voted on four proposals which are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission  on June 6, 2016.

(b)           Voting results were as follows:

•             Proposal 1 — Election of directors to serve until the next annual meeting of stockholders.

	For	Withheld	Broker Non-Vote
Stephen L. Domenik	33,395,940	3,374,442	20,964,105
Tommy Eng	30,625,401	6,144,981	20,964,105
Chi-Ping Hsu	31,766,895	5,003,487	20,964,105
Leonard Perham	34,985,749	1,784,633	20,964,105

All of the foregoing candidates were elected to serve as directors until the next annual meeting of stockholders.

•             Proposal 2 — Ratification of the Audit Committee’s appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

For	Against	Abstain	Broker Non-Vote
57,369,464	225,782	139,241	—

The foregoing proposal was approved.

•            Proposal 3 — Authorization of an amendment of our Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio determined by the Company’s board of directors within a specified range, without reducing the authorized number of shares of  the Company’s common stock, to be effected in the sole discretion of the board of directors at any time within one year of the date of the Annual Meeting without further approval or authorization of the Company’s stockholders..

For	Against	Abstain	Broker Non-Vote
36,448,576	310,611	11,195	20,964,105

The foregoing proposal was approved.

•            Proposal 4 — Approval of a program permitting eligible employees to exchange certain outstanding stock options for a lesser number of stock options with a lower exercise price.

For	Against	Abstain	Broker Non-Vote
30,470,232	6,293,855	6,295	20,964,105

The foregoing proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOSYS, INC.

Date: June 27, 2016	By:	/s/ James W. Sullivan
James W. Sullivan
Vice President of Finance and Chief Financial Officer